UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase and License Agreement

On September 28, 2017, AstroNova, Inc. (the “Company”) entered into an Asset Purchase and License Agreement (the “Agreement”) with Honeywell International, Inc. (“Honeywell”), pursuant to which the Company acquired an exclusive perpetual world-wide license to manufacture Honeywell’s narrow-format flight deck printers for two aircraft families (the “Product Line”) along with certain inventory and equipment used in the manufacturing and certain contracts for an initial total purchase price of $15 million (the “Initial Purchase Price”). The Initial Purchase Price includes an upfront payment of $14.6 million in cash and a second payment of $400,000 upon completion of the manufacturing transition. The Company financed the Initial Purchase Price paid at closing using borrowings under its existing revolving credit facility discussed in more detail below. The Agreement also provides for the assumption of certain liabilities, royalty payments based on gross revenues from the sales in the Product Line of the printers, paper and repair services, with minimum total royalty payments equal to $15 million in the aggregate, to be paid over the next ten years, and additional contingent royalties based on percentages of the Company’s gross revenues from the sales in the Product Line of the printers, paper, and repair service. The royalty rates vary based on the year in which they are paid or earned and the product sold or service provided and range from single digit to mid double digit percentages of gross revenue. The foregoing description of the material terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Agreement, the Company also entered into a Transition Services Agreement with Honeywell related to the transition over the next several months of the manufacturing of the Honeywell printers from its current location in Asia to AstroNova’s plant in West Warwick, Rhode Island.

Amendment to Credit Facility

In connection with the Agreement and the payment of the Initial Purchase Price, on September 28, 2017, the Company entered into the First Amendment (the “First Amendment”) to the Credit Agreement dated as of February 27, 2017 by and among the Company and ANI APS, as borrowers, Trojan Label APS, as guarantor, and Bank of America, N.A. as Lender (the “Credit Agreement”). The First Amendment amends the Credit Agreement to permit the purchase of the Product Line, add collateral securing the Company’s obligations under the Credit Agreement, and temporarily increase the amount available for borrowing under the revolving credit line from $10,000,000 to $15,000,000. The foregoing description of the material terms of the First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of the First Amendment which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Asset Purchase and License Agreement is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the entry into the First Amendment to the Credit Agreement is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

*10.1	Asset Purchase and License Agreement, dated September 28, 2017, by and between AstroNova, Inc. and Honeywell International, Inc.

10.2	First Amendment to the Credit Agreement, dated September 28, 2017, by and among AstroNova, Inc., ANI APS, Trojan Label APS and Bank of America, N.A.

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: October 4, 2017	By:	/s/ Gregory A. Woods
Gregory A. Woods President and Chief Executive Officer

EXHIBIT INDEX

*10.1	Asset Purchase and License Agreement, dated September 28, 2017, by and between AstroNova, Inc. and Honeywell International, Inc.

10.2	First Amendment to the Credit Agreement, dated September 28, 2017, by and among AstroNova, Inc., ANI APS, Trojan Label APS and Bank of America, N.A.

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

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